                                                                   Exhibit 3.129

                    SECOND RESTATED ARTICLES OF INCORPORATION
                                       OF
                         INTELLIGENCE DATA SYSTEMS, INC.

     The following Second Restated Articles of Incorporation were adopted pursuant to Chapter 9 of Title 13.1-601 et seq. of the Code of Virginia, as
follows:

     FIRST - NAME: The name of the corporation (hereinafter referred to as this
"Corporation") is Intelligence Data Systems, Inc.

     SECOND - POWERS: The purposes for which the Corporation is formed are as follows:

     (a) To provide information technology and consulting services.

     (b) To enter into any partnership, limited or general, as a limited or general partner, or both, and to enter into any other arrangement for sharing profits or the like with any corporation, association, partnership, syndicate, entity, person, or governmental, municipal, or public authority, domestic or foreign, in the carrying on of any business which this Corporation is authorized to carry on, or any business or transaction deemed necessary, convenient, or incidental to carrying out any of the purposes of this Corporation.

     (c) To loan, or advance money with or without security, without limits as to amounts to borrow or raise money for any purposes of the Corporation and to issue bonds, debentures, notes, securities or other obligations of any nature and in any manner permitted by law, for money so borrowed in payment for property purchased, or for any other lawful consideration, and to secure the payment thereof and the interest thereon, by mortgage upon or pledge or conveyance or assignment in trust of, the whole or any part of the property of the Corporation real, personal, mixed and or intangible, including contract rights, whether at the time owned or thereafter acquired, and to sell, pledge, or otherwise dispose of such bonds, notes, or other obligations of the
Corporation for its corporate purposes.

     (d) To carry on any of the businesses herein enumerated for itself, or for the account of others, or through others for its own account, and to carry on any other business which may be deemed by it to be calculated, directly or indirectly, to effectuate or facilitate the transaction of the hereinstated
objects or businesses, or any of them, or any part thereof, or to enhance the value of its property, business or rights.

     The foregoing enumeration of the purposes, objects and business of the
Corporation is made in furtherance, and not in limitation, of the powers conferred upon the Corporation by law, and is not intended, by the mention of any particular purposes, object or business, in any manner to limit or restrict the generality of any other purpose, object or business mentioned, or to limit or restrict any of the powers of the Corporation.

     The Corporation is hereby authorized to engage in any other lawful activity for which corporations may be organized under the Virginia Stock Corporation Act of the Code of Virginia, as amended from time to time, and under any successor and/or replacement to said Act.

     THIRD - CLASSES OF STOCK: The total number of shares of stock which the
Corporation has the authority to issue is ten million (10,000,000) shares having a par value of one cent per share ($.01). Such shares shall be divided into the following two classes of stock: six million (6,000,000) shares shall be voting common stock and four million (4,000,000) shares shall be non-voting common stock. Both classes of stock confer identical rights to distribution and liquidation proceeds and the only difference between such classes is voting rights. The holders of the non-voting common stock shall have no voting rights whether to increase or decrease the number of authorized shares of such class or otherwise, except as required by the Virginia Stock Corporation Act and in such instances shall vote together with the holders of the voting common stock as a single class. Except as provided for in a contract with the Corporation, no holder of stock of the Corporation of any class shall have any preemptive or preferential right to purchase or subscribe to (i) any shares of any class of the Corporation, whether now or hereafter authorized; (ii) any warrants, rights, or options to purchase such shares; or (iii) any securities or obligations convertible into any such shares, whether issued for cash or other consideration or by way of dividend or otherwise.

     FOURTH - NUMBER OF DIRECTORS: The number of directors of the Corporation shall be one (1), or such other number as may be designated from time to time by the shareholders entitled to elect directors within the range specified in the
Bylaws.

     FIFTH - DURATION OF CORPORATION: The duration of the Corporation shall be perpetual.

     SIXTH - POWERS OF SHAREHOLDERS: The following provisions are hereby adopted for the purposes of defining, limiting, and regulating the powers of the
Corporation and of the stockholders thereof:

     (a) In each case where the Virginia Stock Corporation Act of the Code of
Virginia, as hereafter amended from time to time, requires approval of a particular action by the holders of more than a majority of shares entitled to be cast for a particular action, the required consent shall be lowered to an affirmative vote of a majority of all votes cast by the class of shares entitled to vote on the matter at a meeting at which a quorum of such class is present.
This provision in the Articles reduces the more than majority requirement for
(but not limited to) each of the following corporate actions: Article amendments, consolidation, merger, share exchange, sale of assets other than in the regular course of business, and dissolution.

     (b) Provided that this Corporation is not a public corporation at the time an action is taken, any action required or permitted by the Virginia Stock
Corporation Act of the Code of Virginia, as amended, to be approved of by the shareholders may be approved without a meeting and without prior notice, if the action is taken by shareholders who would be entitled to vote at a meeting of holders of outstanding shares having voting power to cast not less than the minimum number (or numbers, in case of voting by groups) of votes that would be necessary to

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authorize or take the action at a meeting at which all shareholders entitled to vote thereon were present and voted.

     (c) Special meetings of the stockholders may be called at any time by the
Chairman of the Board of Directors, Chief Executive Officer, President, or Board
of Directors, and shall be called by the Secretary at the written request of the holders of at least a majority of the shares then outstanding and entitled to vote on any issue proposed to be considered.

     (d) The stockholders of this Corporation shall not be personally liable for the debts, liabilities or obligations of this Corporation.

     SEVENTH - POWERS OF DIRECTORS: The following provisions are hereby adopted for the purposes of defining, limiting, and regulating the powers of the
Corporation and of the Board of Directors thereof:

     (a) The qualifications, powers, duties and tenure of office of directors shall be prescribed and set forth in the Bylaws of this Corporation.

     (b) At all meetings of the Board of Directors, the presence of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business.

     (c) The Board of Directors of the Corporation is hereby empowered to direct issuance from time to time shares of its stock of any class, and convertible securities, whether now or hereafter authorized by the stockholders, for such consideration as may be deemed advisable by the Board of Directors and without any further authorization other than the initial authorization provided in these
Articles of Incorporation of the Corporation and without any further action by the stockholders. The Board of Directors is further empowered to determine the preferences, limitations and relative rights, within the limits set forth in
Section 13.1-638 of the Code of Virginia, of any class of shares before the issuance of any shares of that class, or of one or more series within a class before the issuance of any shares of that series, and any amendments to these
Articles of Incorporation reflecting such preferences, limitations and relative rights may be filed without shareholder action.

     (d) Rights, options or warrants for the purchase of shares of the
Corporation may be issued upon such terms and conditions and for such consideration as may be approved by the Board of Directors. Such rights, options or warrants may be issued to directors, officers or employees of this
Corporation, or any subsidiary thereof, or to shareholders generally, at the discretion of the Board of Directors, and shareholder approval of such issuance shall not be required.

     EIGHTH - INDEMNIFICATION AND LIMITATION OF LIABILITY:

     (a) The Corporation will indemnify a person who is or was made a party to any proceeding, or is threatened to be made a party to any proceeding, including a proceeding by or in the right of the Corporation, because the person is or was a director, advisory director, or officer of the Corporation or because, while a director, advisory director, or officer of the Corporation, the person is or was serving any other legal entity in any capacity at the request of

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the Corporation, against all liabilities, fines, penalties, and claims imposed upon or asserted against the person (including amounts paid in settlement) and reasonable expenses incurred in the proceeding (including counsel fees), except, such liabilities and expenses as are incurred because of the person's willful misconduct or knowing violation of the criminal law. The right to indemnify under this paragraph will inure to the benefit of heirs, executors and administrators of such person.

     (b) Unless a determination has been made that indemnification is not permissible, the Corporation will make advances and reimbursements for expenses incurred by a director, advisory director, or officer in a proceeding upon receipt of an undertaking from the director, advisory director, or officer to repay the same if it is ultimately determined that the director, advisory director, or officer is not entitled to indemnification. Such undertaking will be an unlimited unsecured general obligation of the director, advisory director, or officer and will be accepted without reference to his or her ability to make repayment.

     (c) The Corporation may, to a lesser extent or to the same extent that the
Corporation is required to provide indemnification and make advances and reimbursements for expenses to its present or former directors, advisory directors, and officers, provide indemnification and make advances and reimbursements for expenses to its present or former employees and agents, the directors, advisory directors, officers, employees and agents of its affiliates, subsidiaries and predecessor entities, and any person serving in any other legal entity in any capacity at the request of the Corporation, and may contract in advance to do so. The determination that indemnification under this paragraph is permissible, the authorization of such indemnification and the evaluation as to the reasonableness of expenses in a specific case will be made as authorized from time to time by general or specific action of the Board of Directors, which action may be taken before or after a claim for indemnification is made, or as otherwise provided by law.

     (d) In any proceeding brought by a shareholder in the right of the
Corporation or brought by or on behalf of shareholders of the Corporation, no damages may be assessed against a director, advisory director or officer of the
Corporation arising out of a single transaction, occurrence or course of conduct, provided that this elimination of liability will not be applicable if the director, advisory director or officer engaged in willful misconduct or a knowing violation of the criminal law.

     (e) The provisions of this Article will be applicable from and after its adoption, even though some or all of the underlying conduct or events relating to the proceeding with respect to which indemnity is claimed may have occurred before such adoption. No amendment, modification or repeal of this Article will diminish the rights provided here to any person arising from conducts or events occurring before the adoption of the amendment, modification or repeal.

     (f) The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance on behalf of any person who is or was a director, advisory director, officer, trustee, plan administrator, employee or agent of the Corporation, or is or was serving at the request of the
Corporation as a director, officer, trustee, plan administrator, employee or

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agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability or expenses incurred by such person in any such capacity or arising from the person's status as such, whether or not the Corporation would have the power to indemnify the person against such liability under the provisions of this Article.

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                             ARTICLES OF RESTATEMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                       OF INTELLIGENCE DATA SYSTEMS, INC.

        These Articles of Restatement are filed in accordance with Section
13.1-711 of the Code of Virginia:

     A. The name of the corporation (which is hereinafter referred to as the
"Corporation") is Intelligence Data Systems, Inc.

     B. The Corporation's Articles of Incorporation were admitted to record on
September 17, 1997 under the name IntelData, Inc. The Articles of Incorporation were amended and restated by First Restated Articles of Incorporation filed on
December 22, 1999 and were amended by Articles of Amendment filed on March 7,
2003.

     C. The Second Restated Articles of Incorporation contain the following amendments to the First Restated Articles of Incorporation, as amended:

        1. The number of authorized shares of stock of the Corporation shall be increased from 60,000 voting common stock to 6,000,000 voting common stock and
40,000 non-voting common stock to 4,000,000 non-voting common stock.

        2. The voting rights of the non-voting common shareholders are further defined as set forth in Article THIRD.

        3. Any action required or permitted to be approved of by the shareholders may be approved without a meeting and without prior notice, if the action is taken by shareholders who would be entitled to vote at a meeting of holders of outstanding shares having voting power to cast not less than the minimum number (or numbers, in case of voting by groups) of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote thereon were present and voted.

        4. The business purpose of the Corporation is updated in the manner set forth in Article SECOND.

        5. The indemnification provisions are amplified in the manner set forth in Article EIGHTH.

        6. A special meeting of the stockholders may now also be called by the
Chief Executive Officer.

     D. Each share of outstanding stock will be exchanged for ten shares of outstanding stock immediately after the State Corporation Commission approves of the restated Articles and included Amendments.

     E. The resolution of the Board of Directors approving of the restated
Articles and included Amendments and recommending the same to the shareholders for their approval was by unanimous consent on August 21, 2003.

     F. There are currently 45,000 outstanding shares of voting common stock and
8,383 outstanding shares of non-voting common stock. The holders of 45,000 shares of voting common and 5,417 shares of non-voting common stock for the restated Articles and included amendments in a meeting of the shareholders held on September 8, 2003. The number of votes cast for the amendment(s) by each voting group was sufficient for approval by that voting group.

                                 Intelligence Data Systems, Inc.

                                 By:  /s/ Michael Canney
                                      ---------------------
                                      Michael Canney
                                      President

Dated:  September 26, 2003

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